Exhibit 4.31

EIGHTH SUPPLEMENTAL INDENTURE TO THE
INDENTURE, DATED FEBRUARY 21, 2018
THIS EIGHTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of May 1, 2020 (the “Eighth Supplemental Indenture”), among INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of the State of Delaware (“IRGH”), TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A. (f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.), a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (“Trane Lux”), TRANE TECHNOLOGIES PLC (f/k/a INGERSOLL-RAND PLC), a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l.), a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY (f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY), a company duly incorporated and existing under the laws of Ireland (“Trane Ireland”), TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (“Trane Holdco”), TRANE TECHNOLOGIES COMPANY LLC, a company duly organized and existing under the laws of the State of Texas (the “Successor Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, IRGH, Trane Lux, Trane Lux International, Trane Plc, Trane Ireland, Trane Holdco and the Trustee are parties to that certain Indenture, dated as of February 21, 2018, as supplemented by the First Supplemental Indenture dated as of February 21, 2018, the Second Supplemental Indenture dated as of February 21, 2018, the Third Supplemental Indenture dated as of February 21, 2018, the Fourth Supplemental Indenture dated as of March 21, 2019, the Fifth Supplemental Indenture dated as of March 21, 2019, the Sixth Supplemental Indenture dated as of March 21, 2019 and the Seventh Supplemental Indenture dated as of May 1, 2020 (collectively, the “Indenture”);
WHEREAS, Ingersoll-Rand Company, a New Jersey corporation (“IRNJ”) and “Guarantor” under the Indenture, and Successor Guarantor have entered into an Agreement and Plan of Merger pursuant to which IRNJ has, as of date hereof, merged with and into the Successor Guarantor on the date hereof, with the Successor Guarantor surviving the merger;
WHEREAS, Section 801(b) of the Indenture provides, among other things, that IRNJ shall not consolidate, amalgamate or merge with or into any other Person unless the acquiring Person (1) expressly assumes the performance of the obligations under the Guarantee of IRNJ, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRNJ by supplemental indenture and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or as otherwise permitted under the Indenture;
WHEREAS, the Successor Guarantor is hereby assuming, contemporaneously with the consummation of the merger, (1) the Guarantee of IRNJ under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRNJ;

WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to evidence the succession of another limited liability company to the Guarantor and the assumption by any such successor of the covenants of such Guarantor under the Indenture and in the Guarantee;
WHEREAS, the Successor Guarantor has determined that this Eighth Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Eighth Supplemental Indenture is in form satisfactory to it; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Eighth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

DEFINITIONS
Section 101. Capitalized terms in this Eighth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Eighth Supplemental Indenture.
ARTICLE TWO
ASSUMPTION BY THE SUCCESSOR GUARANTOR
Section 201. The Successor Guarantor represents and warrants to the Trustee as follows:
(a)The Successor Guarantor is duly organized and validly existing under the laws of the State of Texas.
(b)The execution, delivery and performance by it of this Eighth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
Section 202. In accordance with Section 801(b) of the Indenture, the Successor Guarantor hereby expressly assumes (1) the Guarantee of IRNJ under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by IRNJ.

Section 203. Pursuant to Section 803(b) of the Indenture, the Successor Guarantor hereby succeeds to, and is substituted for, and may exercise every right and power of, IRNJ as Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if the Successor Guarantor had been named as “Guarantor” in the Indenture, the Securities and the Guarantee.
Section 204. Nothing in this Eighth Supplemental Indenture shall alter the rights, duties or obligations of the Issuer nor the other Guarantors under the Indenture.

ARTICLE THREE

MISCELLANEOUS
Section 301. This Eighth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Eighth Supplemental Indenture forms a part thereof.
Section 302. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 303. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 304. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 305. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 306. In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 307. Nothing in this Eighth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Eighth Supplemental Indenture or the Securities.
Section 308. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the parties hereto (excluding the Trustee), and the Trustee assumes no responsibility for the correctness thereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the date first above written.
INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED
_/s/ Scott R. Williams___________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A.
(f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.)

By: _/s/ Pascal Campaignolle_________________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES PLC
(f/k/a INGERSOLL-RAND PLC)

By: _/s/ Scott R. Williams_______________________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES LUX
INTERNATIONAL HOLDING COMPANY S.a.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.a.r.l.)

By: _/s/ Pascal Campaignolle_____________________
Name: Pascal Campaignolle
Title: Class A Manager

[Signature Page to Eighth Supplemental Indenture]

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY
(f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY)

By: _/s/ Pascal Campaignolle_____________
Name: Pascal Campaignolle
Title: Director
TRANE TECHNOLOGIES HOLDCO INC.

By: _/s/ Scott R. Williams________________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES COMPANY LLC

By: _/s/ Scott R. Williams__________________
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Eighth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By: /s/ Stephan Victory
Name: Stephan Victory
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]